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                                                                     Exhibit 5.1


                                January 31, 2001


XO Communications, Inc.
11111 Sunset Hills Road
Reston, Virginia  20190


        Re:     XO Communications, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel to XO Communications, Inc., a Delaware corporation (the "COMPANY"), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of Class A Common Stock, par value $0.02 per share, of the Company (the "COMMON STOCK"); (ii) shares of Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK"), which may be issued in the form of Depositary Shares (the "DEPOSITARY SHARES") (the Common Stock, the Preferred Stock and the Depositary Shares are referred to collectively herein as the "EQUITY SECURITIES"); (iii) certain debt securities of the Company ("DEBT SECURITIES"); (iv) warrants to purchase Common Stock or Preferred Stock ("EQUITY WARRANTS"); (v) warrants to purchase Debt Securities (the "DEBT WARRANTS") (the Equity Warrants and the Debt Warrants are referred to collectively herein as the "WARRANTS"); and (vi) stock purchase contracts obligating the holders to purchase from the Company a specified number of shares of Common Stock or Preferred Stock ("STOCK PURCHASE CONTRACTS"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities or debt obligations of third parties securing the holders' obligations to purchase the Company's Common Stock or Preferred Stock under a Stock Purchase Contract ("STOCK PURCHASE UNITS"), in each case as contemplated by the Company's Registration Statement on Form S-3 (Reg. No. 333-______) (the "REGISTRATION STATEMENT"). The Equity Securities, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the "OFFERED SECURITIES." The Offered Securities will be offered and sold pursuant to Rule 415 under the Securities Act of 1933 from time to time on terms to be determined at the time of sale.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

1. The shares of Common Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.


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XO Communications, Inc.
January 31, 2001
Page 2


2. The shares of the Preferred Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3. The Depositary Shares being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4. The Debt Securities being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5. Any Warrants offered and sold as contemplated in the Registration Statement, when issued and sold in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Warrants, will be duly and validly authorized and will constitute valid and binding obligations of the Company.

6. The Stock Purchase Contracts being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7. The Stock Purchase Units being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

        In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a Prospectus Supplement describing each class and/or series of Offered Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission; (iii) the definitive terms of each class and/or series of Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Certificate of Incorporation and applicable law; (iv) any Offered Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue,


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XO Communications, Inc.
January 31, 2001
Page 3


offer and sell the Offered Securities will have been adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company; and (vi) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

        With respect to any Offered Securities consisting of any series of Debt Securities, we have further assumed that: (i) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provision of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable Trustee; (iii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture; and (iv) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

        In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

        We understand that prior to offering for sale any Offered Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Offered Securities are to be offered and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Securities or any changes in the Company's capital structure or other pertinent circumstances.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Validity of Securities."


                                               Very truly yours,
                                             /s/ Jones, Day, Reavis & Pogue